CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed registration statements on Form S-8 (Nos. 333-87915, 333-87913, 333-52701,
333-38133, 333-21831, 033-59465, 033-59461).



                                                         /S/ Arthur Andersen LLP


Dallas, Texas,
   March 29, 2000